                                                                    Exhibit 99.3


                                  CharterBank

                 PROPOSED MAILING AND INFORMATIONAL MATERIALS


                                     INDEX
                                     -----


1.  Dear Member Letter *

2.  Dear Member Letter for Non Eligible States

3.  Dear Friend Letter - Eligible Account Holders who are no longer Members *

4.  Dear Potential Investor Letter *

5. Dear Customer Letter - Used as a Cover Letter for States Requiring "Agent" Mailing *

6.  Proxy Request

7.  Invitation Wafer *

8.  Tombstone

9.  Mailing Insert/Lobby Poster

10. Invitation Letter - Informational Meetings

11. Dear Subscriber/Acknowledgment Letter - Initial Response to Stock Order Received

12. Dear Charter Shareholder - Confirmation Letter

13. Dear Interested Investor - No Shares Available Letter

14. Welcome Shareholder Letter - For Initial Certificate Mailing

15. Dear Interested Subscriber Letter - Subscription Rejection

16. Letter for Sandler O'Neill Mailing to Clients *

    *     Accompanied by a Prospectus

Note: Items 1 through 9 are produced by the Financial Printer and Items 10 through 16 are produced by the conversion center.

                                 [CharterBank]


Dear Member:

The Board of Directors of CharterBank has voted unanimously in favor of a plan to reorganize from a federally chartered mutual savings and loan association into a "two-tiered" mutual holding company. As part of this reorganization, CharterBank will convert to a federal mutual holding company to be known as First Charter, MHC, and will establish Charter Financial Corp., a federal corporation as a majority-owned subsidiary. Charter Financial Corp. will be the parent corporation of CharterBank (in stock form) following the reorganization. We are reorganizing so that CharterBank will be structured in the form of ownership used by a growing number of savings institutions.

To accomplish the reorganization, your participation is extremely important. On behalf of the Board, I ask that you help us meet our goal by reading the enclosed material and then casting your vote in favor of the plan of reorganization and mailing your signed proxy card immediately in the enclosed WHITE postage-paid envelope marked "PROXY RETURN." Should you choose to attend the Special Meeting of Members and wish to vote in person, you may do so by revoking any previously executed proxy. If you have an IRA or other Qualified Plan account for which CharterBank acts as trustee and we do not receive a proxy from you, CharterBank, as trustee for such account, intends to vote in favor of the plan of reorganization on your behalf.

If the plan of reorganization is approved let me assure you that:

     . Deposit accounts will continue to be federally insured to the same extent permitted by law.
     .  Existing deposit accounts and loans will not undergo any change.
     . Voting for approval will not obligate you to buy any shares of common stock.

As a qualifying account holder, you may also take advantage of your nontransferable rights to subscribe for shares of Charter Financial Corp. common stock on a priority basis, before the stock is offered to the general public. The enclosed proxy statement and prospectus describes the stock offering and the operations of CharterBank. If you wish to purchase stock, please complete the stock order and certification form and mail it, along with full payment for the shares (or appropriate instructions authorizing withdrawal from a deposit account with CharterBank) to CharterBank in the enclosed COLOR postage-paid envelope marked "STOCK ORDER RETURN," or return it to any full service branch office of CharterBank. Your order must be physically received by CharterBank no later than 4:00 p.m. Eastern time on________, June __, 2001. Please read the prospectus carefully before making an investment decision.

As part of the reorganization, Charter Financial Corp. intends to adopt a stock option plan and management recognition plan for the benefit of its officers, directors and employees. In order to adopt these stock benefit plans at this time, Office of Thrift Supervision regulations require that we must give stockholders the opportunity to vote for or against the stock option plan and the management recognition plan on the stock order form. Therefore, to implement the benefit plans, your participation is extremely important. We urge you to vote "YES" for the Stock Option Plan and the Management Recognition Plan in Box 12 of the stock order and certification form.

If you wish to use funds in your IRA or Qualified Plan at CharterBank to subscribe for common stock, please be aware that federal law requires that such funds first be transferred to a self-directed retirement account with a trustee other than CharterBank. The transfer of such funds to a new trustee takes time, so please make arrangements as soon as possible.

If you have any questions after reading the enclosed material, please call our conversion center at (xxx) xxx-xxxx, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m. Please note that the conversion center will be closed from 12:00 noon Friday, May 25 through 12:00 noon Tuesday, May 29, in observance of the Memorial Day holiday.

                                   Sincerely,


                                   Robert L. Johnson
                                   President and Chief Executive Officer

The shares of common stock offered in the reorganization are not savings accounts or deposits and are not insured or guaranteed by First Charter, MHC, CharterBank, Charter Financial Corp., the Federal Deposit Insurance Corporation or any other government agency.

This is not a offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

#1

                                 [CharterBank]

Dear Member:

The Board of Directors of CharterBank has voted unanimously in favor of a plan to reorganize from a federally chartered mutual savings and loan association into a "two-tiered" mutual holding company. As part of this reorganization, CharterBank will convert to a federal mutual holding company to be known as First Charter, MHC, and will establish Charter Financial Corp., a federal corporation as a majority-owned subsidiary. Charter Financial Corp. will be the parent corporation of CharterBank (in stock form) following the reorganization. We are reorganizing so that CharterBank will be structured in the form of ownership used by a growing number of savings institutions.

To accomplish the reorganization, your participation is extremely important. On behalf of the Board, I ask that you help us meet our goal by reading the enclosed material and then casting your vote in favor of the plan of reorganization and mailing your signed proxy card immediately in the enclosed postage-paid envelope marked "PROXY RETURN." Should you choose to attend the Special Meeting of Members and wish to vote in person, you may do so by revoking any previously executed proxy. If you have an IRA or other Qualified Plan for which CharterBank acts as trustee and we do not receive a proxy from you, CharterBank, as trustee for such account, intends to vote in favor of the plan of reorganization on your behalf.

If the plan of reorganization is approved let me assure you that:

     . Deposit accounts will continue to be federally insured to the same extent permitted by law.
     .  Existing deposit accounts and loans will not undergo any change.

We regret that we are unable to offer you common stock in the subscription offering, because the laws of your state or jurisdiction require us to register either (1) the to-be-issued common stock of Charter Financial Corp., or (2) an agent of CharterBank to solicit the sale of such stock, and the number of eligible subscribers in your state or jurisdiction does not justify the expense of such registration.

If you have any questions after reading the enclosed material, please call our conversion center at (xxx) xxx-xxxx, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m. Please note that the conversion center will be closed from 12:00 noon Friday, May 25 through 12:00 noon Tuesday, May 29, in observance of the Memorial Day holiday.


                                   Sincerely,


                                   Robert L. Johnson
                                   President and Chief Executive Officer


The shares of common stock offered in the reorganization are not savings accounts or deposits and are not insured or guaranteed by First Charter, MHC, CharterBank, Charter Financial Corp., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

#2

                                 [CharterBank]



Dear Friend of CharterBank:

CharterBank is in the process of reorganizing from a federally chartered mutual savings and loan association into a "two-tiered" mutual holding company. As part of this reorganization, CharterBank will convert to a federal mutual holding company to be known as First Charter, MHC, and will establish Charter Financial Corp., a federal corporation as a majority-owned subsidiary. Charter Financial Corp. will be the parent corporation of CharterBank (in stock form) following the reorganization. We are reorganizing so that CharterBank will be structured in the form of ownership used by a growing number of savings institutions.

As a former account holder, you may take advantage of your nontransferable rights to subscribe for shares of Charter Financial Corp. common stock on a priority basis, before the stock is offered to the general public. The enclosed prospectus describes the stock offering and the operations of CharterBank. If you wish to purchase stock, please complete the stock order and certification form and mail it, along with full payment for the shares (or appropriate instructions authorizing withdrawal from a deposit account with CharterBank) to CharterBank in the enclosed postage-paid envelope marked "STOCK ORDER RETURN," or return it to any full service branch office of CharterBank. Your order must be physically received by CharterBank no later than 4:00 p.m. Eastern time on ________, June xx, 2001. Please read the prospectus carefully before making an investment decision.

As part of the reorganization, Charter Financial Corp. intends to adopt a stock option plan and management recognition plan for the benefit of its officers, directors and employees. In order to adopt these stock benefit plans at this time, Office of Thrift Supervision regulations require that we must give stockholders the opportunity to vote for or against the stock option plan and the management recognition plan on the stock order form. Therefore, to implement the benefit plans, your participation is extremely important. We urge you to vote "YES" for the Stock Option Plan and the Management Recognition Plan in Box 12 of the stock order and certification form.

If you have any questions after reading the enclosed material, please call our conversion center at (xxx) xxx-xxxx, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m. Please note that the conversion center will be closed from 12:00 noon Friday, May 25 through 12:00 noon Tuesday, May 29, in observance of the Memorial Day holiday.

                                     Sincerely,


                                     Robert L. Johnson
                                     President and Chief Executive Officer



The shares of common stock offered in the reorganization are not savings accounts or deposits and are not insured or guaranteed by First Charter, MHC, CharterBank, Charter Financial Corp., the Federal Deposit Insurance Corporation or any other government agency.

This is not a offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

#3

                           [Charter Financial Corp.]


Dear Potential Investor:

We are pleased to provide you with the enclosed material regarding the reorganization of CharterBank from a federally chartered mutual savings and loan association into a "two-tiered" mutual holding company. As part of this reorganization, CharterBank will convert to a federal mutual holding company to be known as First Charter, MHC, and will establish Charter Financial Corp., a federal corporation as a majority-owned subsidiary. Charter Financial Corp. will be the parent corporation of CharterBank (in stock form) following the reorganization.

This information packet includes the following:

PROSPECTUS: This document provides detailed information about CharterBank's operations, the proposed stock offering by Charter Financial Corp., a holding company formed by CharterBank to become its parent company upon completion of the reorganization. Please read it carefully prior to making an investment decision.

STOCK ORDER AND CERTIFICATION FORM: Use this form to subscribe for common stock and return it, together with full payment for the shares (or appropriate instructions authorizing withdrawal from a deposit account with the Bank) to CharterBank in the enclosed postage-paid envelope. Your order must be physically received by the Bank no later than 4:00 p.m., Eastern time on ________, June xx, 2001.

As part of the reorganization, Charter Financial Corp. intends to adopt a stock option plan and management recognition plan for the benefit of its officers, directors and employees. In order to adopt these stock benefit plans at this time, Office of Thrift Supervision regulations require that we must give stockholders the opportunity to vote for or against the stock option plan and the management recognition plan on the stock order form. Therefore, to implement the benefit plans, your participation is extremely important. We urge you to vote "YES" for the Stock Option Plan and the Management Recognition Plan in Box 12 of the stock order and certification form.

We are pleased to offer you this opportunity to become one of our charter shareholders. If you have any questions regarding the reorganization or the prospectus, please call our conversion center at (xxx) xxx-xxxx, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m.

                                     Sincerely,


                                     Robert L. Johnson
                                     President and Chief Executive Officer



The shares of common stock offered in the reorganization are not savings accounts or deposits and are not insured or guaranteed by First Charter, MHC, CharterBank, Charter Financial Corp., the Federal Deposit Insurance Corporation or any other government agency.

This is not a offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

#4

                 [SANDLER O'NEILL & PARTNERS, L.P. LETTERHEAD]


Dear Customer of CharterBank:

At the request of CharterBank, we have enclosed material regarding the offering of common stock in connection with the reorganization of CharterBank from a federally chartered mutual savings and loan association into a "two-tiered" mutual holding company. As part of this reorganization, CharterBank will convert to a federal mutual holding company to be known as First Charter, MHC, and will establish Charter Financial Corp., a federal corporation as a majority-owned subsidiary. Charter Financial Corp. will be the parent corporation of CharterBank (in stock form) following the reorganization. These materials include a prospectus and a stock order and certification form, which offer you the opportunity to subscribe for shares of common stock of Charter Financial Corp.

We recommend that you read this material carefully. If you decide to subscribe for shares, you must return the properly completed and signed stock order and certification form, along with full payment for the shares (or appropriate instructions authorizing withdrawal from a deposit account with CharterBank) to CharterBank in the accompanying COLOR postage-paid envelope marked "STOCK ORDER RETURN." Your order must be physically received by CharterBank, no later than 4:00 p.m., Eastern time on _______, June xx, 2001. If you have any questions after reading the enclosed material, please call the conversion center at (xxx) xxx-xxxx, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., and ask for a Sandler O'Neill representative.

As part of the reorganization, Charter Financial Corp. intends to adopt a stock option plan and management recognition plan for the benefit of its officers, directors and employees. In order to adopt these stock benefit plans at this time, Office of Thrift Supervision regulations require that we must give stockholders the opportunity to vote for or against the stock option plan and the management recognition plan on the stock order form. Therefore, to implement the benefit plans, your participation is extremely important. We urge you to vote "YES" for the Stock Option Plan and the Management Recognition Plan in Box 12 of the stock order and certification form.

We have been asked to forward these documents to you in view of certain requirements of the securities laws of your jurisdiction. We should not be understood as recommending or soliciting in any way any action by you with regard to the enclosed material.

                                          Sincerely,

                                          Sandler O'Neill & Partners, L.P.



The shares of common stock offered in the reorganization are not savings accounts or deposits and are not insured or guaranteed by First Charter, MHC, CharterBank, Charter Financial Corp., the Federal Deposit Insurance Corporation or any other government agency.

This is not a offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

Enclosure

#5

--------------------------------------------------------------------------------

                                 PROXY REQUEST

                               CharterBank Logo


                            -------------------------
                                WE NEED YOUR VOTE
                            -------------------------



Dear Customer of CharterBank:

Your vote on our plan of reorganization has not yet been received. Your vote is very important to us. Please vote and mail the enclosed proxy today.
--------------


     Remember: Voting does not obligate you to buy stock. Your Board of Directors has approved the plan of reorganization and urges you to vote in favor of the plan. Your deposit accounts or loans with CharterBank will not be affected in any way. Deposit accounts will continue to be federally insured to the legal maximum.


A postage-paid envelope is enclosed with the proxy form. If you have any questions, please call our conversion center at (xxx) xxx-xxxx.



                                              Sincerely,
                                              CharterBank



           Please vote today by returning all proxy forms received.
                                          ---
#6

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                You're Invited
                                --------------

We cordially invite you to attend one of our community meetings to learn more about the subscription, direct community and syndicated community offerings which give you the opportunity to purchase newly issued shares from our to-be-formed holding company, Charter Financial Corp.

                . Members of senior management will
                  discuss CharterBank's operations, past
                  performance and financial history.

                . You will be able to meet one-on-one with
                  CharterBank officers to ask questions.

                . There will be no sales pressure. You will
                  receive Charter Financial Corp.'s stock
                  offering materials. Then you decide if the stock purchase matches your investment objectives.

Community meetings have been scheduled in the West Point area. Location and dates are shown on the reverse side of this card. For meeting times and to make a reservation, or to receive a prospectus and a stock order form, please call our conversion center at (xxx)-xxx-xxxx Monday thru Friday, 10:00 a.m. to 4:00 p.m.


                                     (LOGO)
                            Charter Financial Corp.
                   (Proposed Holding Company for CharterBank)

                           ------------------------
                              Community Meetings
                           ------------------------

                                  June__, 2001
                                   Location
                                Street Address
                                  City, State


                                  June__, 2001
                                   Location
                                Street Address
                                  City, State


                                  June__, 2001
                                   Location
                                Street Address
                                  City, State


                                    (Logo)
                            Charter Financial Corp.
                  (Proposed Holding Company for CharterBank)


The shares of common stock offered in the reorganization are not savings accounts or deposits and are not insured or guaranteed by First Charter, MHC, CharterBank, Charter Financial Corp., the Federal Deposit Insurance Corporation or any other government agency.

This is not a offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

--------------------------------------------------------------------------------
#7

                   Charter Financial Corp. Is Offering Stock

                               WE INVITE YOU TO
                           PARTICIPATE IN OUR FUTURE

Charter Financial Corp. is a federally chartered corporation that is offering shares of its common stock in connection with the reorganization of CharterBank into a mutual holding company.

3,315,000 - 4,485,000 shares of Charter Financial Corp. are being offered at a price of $10.00 per share.

If you would like to learn more about our stock offering, or consider becoming a stockholder of Charter Financial Corp., we invite you to obtain a prospectus and attend one of our convenient and informative community meetings. These will be held on the following dates and at the locations below.

___, June ___, 2001         ___, June ___, 2001    ____, June, ____, 2001
Location                    Location               Location
Street Address,             Street Address         Street Address
City, State                 City, State            City, State

For meeting times and to make a reservation, or to receive a prospectus and a stock order form, please call our conversion center at (xxx) xxx-xxxx.

--------------------------------------------------------------------------------
                            Charter Financial Corp.
                                    (LOGO)
--------------------------------------------------------------------------------

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

--------------------------------------------------------------------------------

                               CharterBank Logo



                               Please Support Us
                               -----------------

                          Vote Your Proxy Card Today


   If you have more than one account, you may have received more than one proxy depending upon the ownership structure of your accounts. Please vote, sign and return all proxy cards that you received.

--------------------------------------------------------------------------------

                           [Charter Financial Corp.]

                                 June__, 2001


Dear _________:

We are pleased to announce that the Board of Directors of CharterBank has voted in favor of a plan to reorganize from a federally chartered mutual savings and loan association into a "two-tiered" mutual holding company. As part of this reorganization, CharterBank will convert to a federal mutual holding company to be known as First Charter, MHC, and will establish Charter Financial Corp., a federal corporation as a majority-owned subsidiary. Charter Financial Corp. will be the parent corporation of CharterBank (in stock form) following the reorganization. We are reorganizing so that CharterBank will be structured in the form of ownership used by a growing number of savings institutions.

You are cordially invited to join members of our senior management team at an community meeting to be held on___ at 7:30 P.M. to learn more about the reorganization and the stock offering.

A member of our staff will be calling to confirm your interest in attending the meeting.

If you would like additional information regarding the meeting or our reorganization, please call our conversion center number at (xxx) xxx-xxx, Monday through Friday between the hours of 10:00 a.m. to 4:00 p.m.

                                  Sincerely,

                                  Robert L. Johnson
                                  President and Chief Executive Officer

The shares of common stock offered in the reorganization are not savings accounts or deposits and are not insured or guaranteed by First Charter, MHC, CharterBank , Charter Financial Corp., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

                           [Charter Financial Corp.]


                                 June__, 2001



Dear Subscriber:

We hereby acknowledge receipt of your order for shares of common stock in Charter Financial Corp.

At this time, we cannot confirm the number of shares of Charter Financial Corp. common stock that will be issued to you. Such allocation will be made in accordance with the plan of reorganization following completion of the stock offering.

If you have any questions, please call our conversion center at (xxx) xxx-xxxx.


                                  Sincerely,

                                  Charter Financial Corp.
                                  Conversion Center


The shares of common stock offered in the reorganization are not savings accounts or deposits and are not insured or guaranteed by First Charter, MHC, CharterBank, Charter Financial Corp., the Federal Deposit Insurance Corporation or any other government agency.

                           [Charter Financial Corp.]


                                 June__, 2001


Dear Charter Shareholder:

We appreciate your interest in the stock offering of Charter Financial Corp.
Due to the excellent response from our Eligible Account Holders, we are unable to complete all orders in full. Consequently, in accordance with the provisions of the plan of reorganization, you were allocated ______ shares at a price of $10.00 per share. If your subscription was paid for by check, a refund of any balance due you with interest will be mailed to you promptly.

The purchase date and closing of the transaction occurred on __________ XX, 2001. Trading will commence on the Nasdaq National Market under the symbol" "on __________ XX, 2001. Your stock certificate will be mailed to you shortly.

We thank you for your interest in Charter Financial Corp., and welcome you as a charter shareholder.


                                   Sincerely,

                                   Charter Financial Corp.
                                   Conversion Center


The shares of common stock offered in the reorganization are not savings accounts or deposits and are not insured or guaranteed by First Charter, MHC, CharterBank, Charter Financial Corp., the Federal Deposit Insurance Corporation or any other government agency.

                           [Charter Financial Corp.]


                                   ____________________, 2001



Dear Interested Investor:

We recently completed our subscription and direct community offerings. Unfortunately, due to the excellent response from our Eligible Account Holders, stock was not available for our Supplemental Eligible Account Holders, Other Members or community friends. If your subscription was paid for by check, a refund of any balance due you with interest will be mailed to you promptly.

We appreciate your interest in Charter Financial Corp. and hope you become an owner of our stock in the future. The stock trades on the Nasdaq National Market under the symbol " ".


                                  Sincerely,


                                  Charter Financial Corp.
                                  Conversion Center


The shares of common stock offered in the reorganization are not savings accounts or deposits and are not insured or guaranteed by First charter, MHC, CharterBank, Charter Financial Corp., the Federal Deposit Insurance Corporation or any other government agency.

                           [Charter Financial Corp.]

                                   ____________________, 2001



Welcome Shareholder:

We are pleased to enclose the stock certificate that represents your share of ownership in Charter Financial Corp., the holding company of CharterBank and a majority-owned subsidiary of First Charter, MHC.

Please examine your stock certificate to be certain that it is properly registered. If you have any questions about your certificate, you should contact the Transfer Agent immediately at the following address:

                                Transfer Agent
                                    Address
                               Telephone Number


Also, please remember that your certificate is a negotiable security which should be stored in a secure place, such as a safe deposit box or on deposit with your stockbroker.

On behalf of the Board of Directors of Charter Financial Corp., First Charter, MHC, CharterBank and employees, I would like to thank you for supporting our offering.

                                  Sincerely,


                                  Robert L. Johnson
                                  President and Chief Executive Officer


The shares of common stock offered in the reorganization are not savings accounts or deposits and are not insured or guaranteed by First Charter, MHC, CharterBank, Charter Financial Corp., the Federal Deposit Insurance Corporation or any other government agency.

                           [Charter Financial Corp.]

                                          ____________________, 2001


Dear Interested Subscriber:

We regret to inform you that CharterBank and Charter Financial Corp., the holding company for CharterBank, have decided not to accept your order for shares of Charter Financial Corp. common stock in our direct community offering. This action is in accordance with our plan of reorganization which gives CharterBank and Charter Financial Corp. the absolute right to reject the subscription of any community member, in whole or in part, in the community offering.

Enclosed is a check representing your subscription and interest earned thereon.

                                        Sincerely,


                                        Charter Financial Corp.
                                        Conversion Center

                [ SANDLER O'NEILL & PARTNERS, L.P. LETTERHEAD ]



                                           ______, 2001

To Our Friends:

We are enclosing the offering material for Charter Financial Corp., a majority-owned subsidiary of First Charter, MHC and the proposed holding company for CharterBank, which is now in the process of reorganizing into a mutual holding company.

Sandler O'Neill & Partners, L.P. is managing the subscription offering, which will conclude at 4:00 p.m., Eastern time on June ___ , 2001. Sandler O'Neill is also providing conversion agent and proxy solicitation services for CharterBank. In the event that all the stock is not subscribed for in the subscription offering and direct community offering, Sandler O'Neill will form and manage a syndicate of broker/dealers to sell the remaining stock.

Members of the general public, other than residents of ______, are eligible to participate. If you have any questions about this transaction, please do not hesitate to call or write.


                                        Sincerely,

                                        SANDLER O'NEILL & PARTNERS, L.P.


The shares of Common Stock offered in the conversion are not savings accounts or deposits and are not insured or guaranteed by First Charter, MHC, CharterBank, Charter Financial Corp., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

                                                                                    [LOGO]: Charter Financial Corp.
                                                                        Subscription & Direct Community Offering Stock Order Form
                                                                    ----------------------------------------------------------------
                                                                    Bank use
                                                                    --------
                                                                    --------------------------------- ------------------------------
                                                                    IMPORTANT-PLEASE NOTE: A                   CharterBank
                                                                    properly completed original             Conversion Center
                                                                    stock order form must be used              XXXXXXXXXXX
                                                                    to subscribe for common stock.           XXXXXX, XX XXXXX
                                                                    Copies of this form are not               (XXX) XXX-XXXX
                                                                    required to be accepted. Please   ------------------------------
                                                                    read the Stock Ownership Guide             Expiration Date
                                                                    and Stock Order Form Instructions       for Stock Order Forms:
                                                                    as you complete this form.             ______, _____ ___, 2001
                                                                                                           4:00 p.m., Eastern Time
                                                                                                     -------------------------------
====================================================================================================================================
    (1) Number of Shares                    (2) Total Payment Due
------------------------                    ---------------------   The minimum number of shares that may be subscribed for is 25
                         Subscription Price                         and the maximum number of shares that may be subscribed for in
------------------------  X $ 10.00 =       ---------------------   the subscription offering is 100,000 shares. See Instructions.
====================================================================================================================================

[_] (3) Employee/Officer/Director Information                           (6) Purchaser Information
    Check here if you are an employee, officer or director of        a. [_] Check here if you are an Eligible Account Holder with a
    CharterBank or a member of such person's immediate family           deposit account(s) totalling $50.00 or more on September 30,
    living in the same household.                                       1999.  List account(s) below.
====================================================================
                                                                     b. [_] Check here if you are a Supplemental Eligible Account
    (4) Method of Payment/Check             ---------------------           Holder with a deposit account(s) totalling $50.00 or
    Enclosed is a check, bank draft or          Check Amount                more on March 31, 2001. List account(s) below.
    money order made payable to CharterBank
    in the amount indicated in this box.    ---------------------    c. [_] Check here if you are an Other Member with a deposit
====================================================================        account(s) or a loan(s) on ______ ___, 2001. List
                                                                            account(s) or loan(s) below.
    (5) Method of Payment/Withdrawal
    The undersigned authorizes withdrawal from the following          --------------------------------------------------------------
    account(s) at CharterBank. There is no early withdrawal penalty     Account Title (Names on Accounts) Account Number(s) Bank Use
    for this form of payment. Individual Retirement Accounts or       --------------------------------------------------------------
    Qualified Plans maintained at CharterBank cannot be used unless
    special transfer arrangements are made.                           --------------------------------------------------------------
--------------------------------------------------------------------
       Account Number(s)    Withdrawal Amount(s)    Bank Use          --------------------------------------------------------------
--------------------------------------------------------------------
                                                                      --------------------------------------------------------------
--------------------------------------------------------------------
                                                                      --------------------------------------------------------------
--------------------------------------------------------------------  PLEASE NOTE: FAILURE TO LIST ALL YOUR ACCOUNTS MAY RESULT IN
                                                                      THE LOSS OF PART OR ALL OF YOUR SUBSCRIPTION RIGHTS. IF
--------------------------------------------------------------------  ADDITIONAL SPACE IS NEEDED, PLEASE UTILIZE THE BACK OF THIS
    Total Withdrawal Amount                                           STOCK ORDER FORM.
====================================================================================================================================
    (7) Stock Registration/Form of Stock Ownership
[_] Individual                            [_] Joint Tenants            [_] Tenants in Common           [_][_][_]-[_][_]-[_][_][_][_]
[_] Fiduciary (i.e. trust, estate, etc.)  [_] Company/Corp/Partnership [_] Uniform Transfers to Minors [_] IRA or other Qualified
                                                                           Act                             Plan - Beneficial Owners
                                                                                                           SS#
    (8) Name(s) in which stock is to be registered (PLEASE PRINT CLEARLY) -  ADDING THE NAMES OF OTHER PERSON(S) WHO ARE NOT OWNERS
                                                                             OF YOUR QUALIFYING ACCOUNT(S) WILL RESULT IN YOUR ORDER
                                                                             BECOMING NULL AND VOID.
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       Name(s)                                                                            Social Security # or Tax ID

------------------------------------------------------------------------------------------------------------------------------------
       Name(s) continued                                                                  Social Security # or Tax ID

------------------------------------------------------------------------------------------------------------------------------------
       Street Address                                                                     County of Residence

-----------------------------------------------------------------------------------------------------------------------------------
       City                                         State             Zip code

-----------------------------------------------------------------------------------------
    (9) Telephone -  Daytime (    )                 Evening (    )
-----------------------------------------------------------------------------------------
====================================================================================================================================
[_] (10) NASD Affiliation - Check         [_] (11) Associates/Acting in               (12) Stock Benefit Plans -
    here if you are a member of               Concert - Check here and complete       Mark your vote here for the stock benefit
    the National Association of               the reverse side of this form, if you   plans that Charter Financial Corp. intends to
    Securities Dealers, Inc. ("NASD"),        or any associates or persons acting     implement as part of the reorganization.
    a person affiliated, or associated,       in concert with you have submitted      Proposal 1 Stock Option Plan................
    with an NASD member. (see Item #10        other orders for shares.                  [_] YES   [_] NO  [_] ABSTAIN
    on reverse side of this form.                                                     Proposal 2 Management Recognition Plan......
                                                                                        [_] YES   [_] NO  [_] ABSTAIN
====================================================================================================================================
    (13) Acknowledgment - To be effective, this stock order form and accompanying certification form must           BANK USE ONLY
    be properly completed and physically received by CharterBank no later than 4:00 p.m., Eastern time,           =================
    on ______ ______ XX, 2001, unless extended; otherwise this stock order form and all subscription rights will be void. The undersigned agrees that after receipt by CharterBank, this stock order form may not
    be modified, withdrawn or canceled without CharterBank's consent and if authorization to withdraw             =================
    from deposit accounts at CharterBank has been given as payment for shares; the amount authorized for withdrawal shall not otherwise be available for withdrawal by the undersigned. Under penalty of perjury,
    I hereby certify that the Social Security or Tax ID Number and the information provided on this stock order   -----------------
    form is true, correct and complete, and I am not subject to back-up withholding, and that I am purchasing       BANK USE ONLY
    shares solely for my own account and that there is no agreement or understanding regarding the sale or        =================
    transfer of such shares, or my right to subscribe for shares. It is understood that this stock order form will be accepted in accordance with, and subject to, the terms and conditions of the plan of reorganization of the Bank described in the accompanying prospectus. The undersigned hereby acknowledges receipt of the prospectus at least 48 hours prior to delivery of this stock order form to the Bank.
    Federal regulations prohibit any person from transferring, or entering into any agreement, directly or indirectly, to transfer the legal or beneficial ownership of subscription rights or the underlying securities to the account of another. CharterBank and Charter Financial Corp. will pursue any and all legal and equitable remedies in the event they become aware of the transfer of subscription rights and will not honor orders known by them to involve such transfer.
 ---------------------------------------------------- -----------------------------------------------------------
  Signature                                  Date       Signature                                       Date

 ---------------------------------------------------- -----------------------------------------------------------
                                     THE CERTIFICATION FORM ON THE REVERSE SIDE MUST BE SIGNED
====================================================================================================================================

Item (6) a, b, c - (continued)                                            Item (10) - (continued)
--------------------------------- ------------------ ------------
Account Title (Names on Accounts)  Account Number(s)  Bank use            , a member of the immediate family of any such person to
--------------------------------- ------------------ ------------         whose support such person contributes, directly or
                                                                          indirectly, or the holder of an account in which an NASD
--------------------------------- ------------------ ------------         member or person associated with an NASD member has a
                                                                          beneficial interest.  To comply with conditions under
--------------------------------- ------------------ ------------         which an exemption from the NASD's Interpretation With
                                                                          Respect to Free-Riding and Withholding is available, you
--------------------------------- ------------------ ------------         agree, if you have checked the NASD Affiliation box, (i)
                                                                          not to sell, transfer or hypothecate the stock for a
--------------------------------- ------------------ ------------         period of three months following issuance, and (ii) to
                                                                          report this subscription in writing to the applicable NASD member within one day of payment therefor.


Item (11) - (continued)                                       "Associate" is defined as: (i) any corporation or organization (other
List below all other orders submitted by you or Associates     than First Charter, MHC, Charter Financial Corp, CharterBank or any
(as defined) or by persons acting in concert with you.         majority-owned subsidiary thereof) of which such person is an
------------------------------------ ---------------------     officer, director of partner or is, directly or indirectly, the
Name(s) listed on other stock order    Number of Shares        beneficial owner of 10% or more of any class of equity securities of
              forms                        Ordered             the corporation or organization; (ii) any trust or other estate in
------------------------------------ ---------------------     which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary
------------------------------------ ---------------------     capacity (exclusive of any of any tax-qualified employee stock benefit plan); (iii) any person who is related by blood or marriage
------------------------------------ ---------------------     such person, and (i) lives in the same home as such person; or (ii)
                                                               is a director or senior officer of CharterBank or any affiliate
------------------------------------ ---------------------     thereof; and (iv) any person Acting in Concert with any of the persons or entities specified in clauses (i) through (iii) above;
                                                               provided, however, that any Tax-Qualified or Non-Tax-Qualified
                                                               Employee Stock Benefit Plan shall not be deemed to be an Associate of any director or officer of First Charter, MHC, Charter Financial
                                                               Corp. of CharterBank,  First Charter, MHC or Charter Financial
                                                               Corp.,  CharterBank in its sole discretion may determine the persons that are Associates of other persons. Directors of Charter Financial
                                                               Corp., First Charter, MHC and CharterBank shall not be deemed to be
                                                               Associates solely as a result of their membership on any such board or boards.
------------------------------------------------------------------------------------------------------------------------------------
                               YOU MUST SIGN THE FOLLOWING CERTIFICATION IN ORDER TO PURCHASE STOCK
                                                        CERTIFICATION FORM

I ACKNOWLEDGE THAT THIS SECURITY IS NOT A DEPOSIT OR ACCOUNT AND IS NOT FEDERALLY INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT
INSURANCE CORPORATION, AND IS NOT INSURED OR GUARANTEED BY FIRST CHARTER, MHC, CHARTER FINANCIAL CORP., CHARTERBANK, THE FEDERAL
GOVERNMENT OR BY ANY GOVERNMENT AGENCY.  THE ENTIRE AMOUNT OF AN INVESTOR'S PRINCIPAL IS SUBJECT TO LOSS.

If anyone asserts that this security is federally insured or guaranteed, or is as safe as an insured deposit, I should call the
Office of Thrift Supervision, Regional Director of the Southeast Regional Office at (404) 888-0771.
I further certify that, before purchasing the common stock, par value $0.01 per share, of Charter Financial Corp. (the "Company"), the proposed holding company for CharterBank, I received a prospectus of the Company dated _________, 2001 relating to such offer of common stock.
The Prospectus that I received contains disclosure concerning the nature of the common stock being offered by the
Company and describes in the "Risk Factors" section beginning on page _____ the risks involved in the investment in this common stock, including but not limited to the:

 1.  A decrease in the market value of our Freddie Mac stock investment may reduce our earnings and capital.
 2.  We have a significant deferred tax liability on our Freddie Mac Stock investment.  If it became payable, this tax liability would significantly adversely effect our liquidity, ability to hold Freddie Mac stock and earnings.
 3.  If our dividend income exceeds our taxable income for any given year, we will lose potential tax benefits associated with the dividends received deduction.
 4.  Our earnings may be reduced if we are required to take our bad debt reserve into income.
 5.  A decrease in our sources of funds may affect our ability to fund loans.  This would reduce our earnings.
 6.  Our local economy may affect our future growth possibilities.
 7.  Our return on average equity will be low compared to other companies.  This could hurt the trading price of our common stock.
 8.  Because we intend to pursue conservative and locally-based business goals, our earnings may not increase significantly, which could negatively affect the price of your stock.
 9.  If recent stock market volatility continues, the price of your stock may be negatively affected.
10.  There is no guarantee than an active trading market for your stock will develop.
11.  A decrease in demand for mortgage, commercial and consumer loans may lower our earnings.
12.  Because we intend to increase our commercial real estate lending, our lending risk will increase and downturns in the real estate market or local economy could adversely impact our earnings.
13.  Because our loans are concentrated in the states of Georgia and Alabama, downturns in the economy or real estate market in our market area will adversely impact our earnings.
14.  Because we plan to expand our traditional and nontraditional delivery channels, our expense base will increase.  This will reduce our earnings in the short term.
15.  Changing interest rates may adversely affect our earnings.
16.  The implementation of stock-based benefits will increase our future compensation expense, reduce our earnings and cause dilution.
17.  Because First Charter, MHC will own a majority of Charter Financial's common stock.  First Charter, MHC will be able to prevent transactions you might be in favor of, including a sale or merger of Charter Financial.
18.  Because banking reform legislation may increase competition, it may reduce our earnings.

          (By Executing this Certification Form the Investor is Not Waiving Any Rights Under the Federal Securities Laws,
                           including the Securities Act of 1933 and the Securities Exchange Act of 1934)
     -------------------------------------------------------             -------------------------------------------------------
      Signature                             Date                          Signature                             Date

     -------------------------------------------------------             -------------------------------------------------------
      Name (Please Print)                                                 Name (Please Print)

     -------------------------------------------------------             -------------------------------------------------------
                                       THIS CERTIFICATION MUST BE SIGNED IN ORDER TO PURCHASE STOCK
-----------------------------------------------------------------------------------------------------------------------------------

[Logo] Charter Financial Corp.

--------------------------------------------------------------------------------
                             Stock Ownership Guide

Individual
Include the first name, middle initial and last name of the shareholder. Avoid the use of two initials. Please omit words that do not affect ownership rights, such as "Mrs.", "Mr.", "Dr.", "special account", "single person", etc.
--------------------------------------------------------------------------------
Joint Tenants
Joint tenants with right of survivorship may be specified to identify two or more owners. When stock is held by joint tenants with right of survivorship, ownership is intended to pass automatically to the surviving joint tenant(s) upon the death of any joint tenant. All parties must agree to the transfer or sale of shares held by joint tenants.
--------------------------------------------------------------------------------
Tenants in Common
Tenants in common may also be specified to identify two or more owners. When stock is held by tenants in common, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All parties must agree to the transfer or sale of shares held by tenants in common.
--------------------------------------------------------------------------------
Uniform Transfers to Minors Act ("UTMA")
Stock may be held in the name of a custodian for a minor under the Uniform Transfers to Minors Act of each state. There may be only one custodian and one minor designated on a stock certificate. The standard abbreviation for Custodian is "CUST", while the Uniform Transfers to Minors Act is "UTMA". Standard U.S. Postal Service state abbreviations should be used to describe the appropriate state. For example, stock held by John Doe as custodian for Susan Doe under the Georgia Uniform Transfers to Minors Act will be abbreviated John Doe, CUST Susan Doe UTMA GA (use minor's social security number).
--------------------------------------------------------------------------------
Fiduciaries
Information provided with respect to stock to be held in a fiduciary capacity must contain the following:
 . The name(s) of the fiduciary. If an individual, list the first name, middle initial and last name. If a corporation, list the full corporate title (name). If an individual and a corporation, list the corporation's title before the individual.
 . The fiduciary capacity, such as administrator, executor, personal representative, conservator, trustee, committee, etc.
 . A description of the document governing the fiduciary relationship, such as a trust agreement or court order. Documentation establishing a fiduciary relationship may be required to register your stock in a fiduciary capacity.
 . The date of the document governing the relationship, except that the date of a trust created by a will need not be included in the description.
 .   The name of the maker, donor or testator and the name of the beneficiary.
An example of fiduciary ownership of stock in the case of a trust is: John Doe, Trustee Under Agreement Dated 10-1-87 for Susan Doe.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                         Stock Order Form Instructions

Items 1 and 2 - Number of Shares and Total Payment Due
Fill in the number of shares that you wish to purchase and the total payment due. The amount due is determined by multiplying the number of shares by the subscription price of $10.00 per share. The minimum purchase in the subscription offering is 25 shares. As more fully described in the plan of reorganization outlined in the prospectus, the maximum purchase in the subscription offering is $1,000,000 (100,000 shares), and the maximum purchase in the community offering (if held) by any person, is $1,000,000 (100,000 shares). However, no person, together with associates and persons acting in concert with such person, may purchase in the aggregate more than $1,650,000 (165,000 shares) of common stock.

--------------------------------------------------------------------------------

Item 3 - Employee/Officer/Director Information
Please check this box to indicate whether you are an employee, officer or director of CharterBank or a member of such person's immediate family living in the same household.
--------------------------------------------------------------------------------
Item 4 - Method of Payment by Check
Payment for shares may be made in cash (only if delivered by you in person to a full service branch office of CharterBank) or by check, bank draft or money order payable to CharterBank. Your funds will earn interest at the CharterBank's passbook rate of interest until the reorganization is completed. (DO NOT MAIL CASH TO PURCHASE STOCK!) Please indicate the total check(s) amount in this box if your method of payment is by check, bank draft or money order.

--------------------------------------------------------------------------------
Item 5 - Method of Payment by Withdrawal
If you pay for your stock by a withdrawal from a deposit account at CharterBank, indicate the account number(s) and the amount of your withdrawal authorization for each account. The total amount withdrawn should equal the amount of your stock purchase. There will be no penalty assessed for early withdrawals from certificate accounts used for stock purchases. This form of payment may not be used if your account is an Individual Retirement Account or Qualified Plan.
--------------------------------------------------------------------------------
Item 6 - Purchaser Information
a. Please check this box if you are an Eligible Account Holder with a deposit account(s) totalling $50.00 or more on September 30, 1999.
b. Please check this box if you are a Supplemental Eligible Account Holder with a deposit account(s) totalling $50.00 or more on March 31, 2001.
c. Please check this box if you are an Other Member with a deposit account(s) or a loan(s) on _____ __, 2001.
Please list all names and all account numbers on accounts you had at these dates in order to insure proper identification of your purchase rights.
Please note: Failure to list all your accounts or loans may result in the loss of part or all of your subscription rights.
--------------------------------------------------------------------------------
Items 7, 8 and 9 - Stock Registration/Form of Stock Ownership, Names and Telephone Number
The stock transfer industry has developed a uniform system of shareholder registrations that will be used in the issuance of your Charter Financial Corp. common stock. Please complete items 7, 8 and 9 as fully and accurately as possible, and be certain to supply your social security or Tax I.D. number(s) and your daytime and evening telephone number(s). We may need to call you if we cannot execute your order as given. If you have any questions regarding the registration of your stock, please consult your legal advisor. Stock ownership must be registered in one of the ways described above under "Stock Ownership Guide". Adding the names of other persons who are not owners of your qualifying account(s) will result in your order becoming null and void.
--------------------------------------------------------------------------------
                                     Items 11-Associates Acting in Concert
Item 10 - NASD Affiliation Please    Please check this box if you or any
check this box if you are a member   associate (as defined on the reverse side
of the NASD or if this item          of the stock order form) or person acting
otherwise applies to you.            in concert with you has submitted another
                                     order for shares and complete the reverse
                                     side of the stock order form.
--------------------------------------------------------------------------------
Item 12 - Stock Benefit Plans
For a description of the stock benefit plans see "Future Stock Benefit Plans" in the prospectus. The Board of Directors recommends a vote "YES" for approval of the Stock Option Plan and the Management Recognition Plan listed in Item 12 of the stock order form.
--------------------------------------------------------------------------------
Item 13 - Acknowledgement
Please sign and date the stock order form and certification form where indicated. Before you sign, review the stock order form, including the acknowledgement, and the certification form. Normally, one signature is required. An additional signature is required only when payment is to be made by withdrawal from a deposit account that requires multiple signatures to withdraw funds.
--------------------------------------------------------------------------------
You may mail your completed stock order form and certification form in the envelope that has been provided, or you may deliver your stock order form and certification form to any full service branch office of CharterBank. Your stock order form and certification form, properly completed, and payment in full (or withdrawal authorization) at the subscription price must be physically received by CharterBank no later than 4:00 p.m., Eastern time, on _________, ______ __, 2001 or it will become void. If you have any remaining questions, or if you would like assistance completing your stock order form and certification form, you may call our conversion center at (XXX) XXX-XXXX, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m. The conversion center will be closed for bank holidays.
--------------------------------------------------------------------------------